Exhibit 10.4

EXECUTION VERSION

SIXTH AMENDMENT TO
SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
GOVERNING PURCHASES AND SALES OF MORTGAGE LOANS

This Sixth Amendment, dated as of March 30, 2007 (this “Amendment”), to the Second Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of December 29, 2004 and amended as of December 28, 2005, October 31, 2006, December 19, 2006, December 27, 2006 and January 26, 2007 (as amended, the “Repurchase Agreement”), is made by and among LEHMAN BROTHERS BANK, FSB (“Buyer”), FIELDSTONE INVESTMENT CORPORATION (“FIC”) and FIELDSTONE MORTGAGE COMPANY (“FMC”) (FIC and FMC shall be individually and collectively referred to as “Seller”). Buyer, FMC and FIC may be collectively referred to herein as the “Parties”.

RECITALS

WHEREAS, pursuant to the Repurchase Agreement, Buyer has agreed, subject to the terms and conditions set forth in the Repurchase Agreement, to purchase certain Mortgage Loans owned by Seller, including, without limitation, all rights of Seller to service and administer such Mortgage Loans; and

WHEREAS, Buyer is entering into this Amendment on the condition that Seller, on or before April 30, 2007, repurchases all Mortgage Loans then subject to a Transaction; and

WHEREAS, the Parties desire to amend the Repurchase Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used but not otherwise defined herein have the meanings given them in the Repurchase Agreement.

Section 2. Amendment Period. For purposes of this Amendment, this Section 2 will be effective only for the period from and including the date hereof through and including April 13, 2007 (the “Amendment Period”). Subject to Section 5 hereof, the Repurchase Agreement shall be amended as follows:

(a) Section 12(m) is hereby amended by deleting the “Adjusted Tangible Net Worth” covenant therein in its entirety and replacing it with the following:

Adjusted Tangible Net Worth	Adjusted Tangible Net Worth shall, at all times, exceed
the greater of (i) $275,000,000 (two hundred and
seventy-five million dollars) and (ii) the dollar amount
set forth in the most restrictive covenant measuring
Adjusted Tangible Net Worth contained in any agreement
between Seller and any purchaser or lender to whom Seller
sells mortgage loans or obtains financing pursuant to a
mortgage loan repurchase, warehouse lending or similar
facility.

(b) Section 12(m) is hereby further amended by deleting the “Profitability” financial covenant therein in its entirety and replacing it with the following:

Profitability	Seller shall not, for the fiscal quarter ending on
March 30, 2007, have Net Income of less than negative
$65,000,000 (i.e., a loss of more than $65,000,000)
without regard to unrealized gains or losses from
Hedges during such period.

(c) Section 12(m) is hereby further amended by deleting the “Total Leverage Ratio” financial covenant therein in its entirety and replacing it with the following:

Total Leverage Ratio	Total Leverage Ratio shall not, at any time, exceed 18:1.

(d) Section 12(m) is hereby further amended by deleting the “Recourse Debt Leverage Ratio” financial covenant therein in its entirety and replacing it with the following:

Recourse Debt Leverage Ratio	Recourse Debt Leverage Ratio shall not, at any time, exceed 7:1.

(e) Section 12(m) is hereby further amended by deleting the “Minimum Liquidity” financial covenant therein in its entirety and replacing it with the following:

Minimum Liquidity	Liquidity of Seller shall, at all times, exceed $20,000,000. For purposes of the calculation of Liquidity for this covenant, cash and/or Cash Equivalents shall comprise at least 50% of Liquidity.

Section 3. Events of Default. Subject to Section 5 hereof, the Repurchase Agreement shall be further amended as follows:

(a) Section 13 is hereby amended by adding the following at the end thereof:

“(xv) Seller shall fail to repurchase on or before April 30, 2007 the Mortgage Loans then subject to a Transaction.”

(b) Notwithstanding anything in the Repurchase Agreement to the contrary, each Transaction from the date hereof shall be in the sole discretion of Buyer.

Section 4. Representations and Warranties. Seller hereby represents and warrants to Buyer that (a) both immediately before and after giving effect to the amendments set forth in Sections 2 and 3 of this Amendment, no Event of Default shall have occurred and be continuing, (b) the representations and warranties of Seller set forth in Section 10 of the Repurchase Agreement are true and complete as if made on and as of such date and as if each reference in said Section 10 to “this Agreement” included reference to the Repurchase Agreement as amended hereby, (c) this Amendment constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms and (d) the execution and delivery by Seller of this Amendment has been duly authorized by all requisite corporate action on the part of Seller and will not violate any provision of Seller’s organizational documents.

Section 5. Conditions Precedent. The amendments set forth in Sections 2 and 3 above shall not become effective unless on or before the date hereof,

(a) Buyer shall have received all of the following documents, each of which shall be satisfactory in form and substance to Buyer and its counsel:

(i) Amendment. This Amendment, duly completed, executed and delivered by Seller;

(ii) Other Documents. Such other documents as Buyer may reasonably request.

(b) Seller shall have received a waiver or amendment under each warehouse financing agreement or related finance agreement of Seller for breach of any (i) profitability covenant, (ii) net worth covenant and (iii) total leverage ratio.

Section 6. Miscellaneous.

(a) Except as expressly amended by Sections 2 and 3 hereof, the Repurchase Agreement remains unaltered and in full force and effect. Each of the Parties hereby reaffirms all terms and covenants made in the Repurchase Agreement as amended hereby.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Party under the Repurchase Agreement, or any other document, instrument or agreement executed and/or delivered in connection therewith.

(c) THIS AMENDMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

(d) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement. Any signature delivered by a party via facsimile shall be deemed to be an original signature hereto.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the day and year first above written.

SELLER:

FIELDSTONE MORTGAGE COMPANY

By: /s/ Mark C. Krebs
Name: Mark C. Krebs
Title: Sr. Vice President & Treasurer

FIELDSTONE INVESTMENT CORPORATION

By: /s/ Mark C. Krebs
Name: Mark C. Krebs
Title: Sr. Vice President & Treasurer

BUYER:

LEHMAN BROTHERS BANK, FSB

By: /s/ Fred C. Madonna
Name: Fred C. Madonna
Title: